UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

PetroHunter Energy Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO 80202

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (303) 572-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2007, PetroHunter Energy Corporation (“PetroHunter”) and its wholly owned subsidiary, PetroHunter Operating Company (“PetroHunter Operating”), entered into a Partial Assignment of Contract and Guarantee (the “Assignment”) with MAB Resources LLC (“MAB”). Pursuant to this Assignment, PetroHunter assigned MAB its right to purchase an undivided 45% interest in oil and gas interests in the Powder River Basin of Wyoming and Montana, which right PetroHunter obtained in a Purchase and Sale Agreement with Galaxy Energy Corporation (“Galaxy”) and its wholly owned subsidiary Dolphin Energy Corporation (“Dolphin”) on December 29, 2006 (the “PSA”). A copy of the Assignment is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Marc A. Bruner, who has a 32% beneficial ownership interest and is the largest shareholder in PetroHunter, is also a 14.3% beneficial shareholder of Galaxy, and also is the sole owner of MAB. Marc A. Bruner is the father of Marc E. Bruner, the President, Chief Executive Officer and director of Galaxy. Marc E. Bruner is the stepson of Carmen J. Lotito, the Chief Financial Officer and a director of PetroHunter.

As consideration for the Assignment, MAB assumed PetroHunter’s obligation under the PSA to pay Galaxy $25 million in PetroHunter common stock at the rate of $1.50 per share. MAB also agreed to indemnify PetroHunter against costs relating to or arising out of the termination or breach of the PSA by Galaxy or Dolphin, and MAB agreed to guarantee the payment of principal and interest due to the PetroHunter Operating Company in the event the PSA does not close. The terms of the PSA require that the transactions pursuant to this agreement close by March 31, 2007, subject to PetroHunter obtaining financing.

Item 7.01.	Regulation FD Disclosure

On March 22, 2007, the Company will make available on its website, and by other means, a Management Presentation, which provides information regarding the Company’s operations. To view this Management Presentation, select “Presentations” when you reach the Company’s home page, available at www.petrohunter.com.

The information contained in this Item 7.01, is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this report is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 2.1	Partial Assignment of Contract and Guarantee between PetroHunter Energy Corporation, PetroHunter Operating Company and MAB Resources LLC, dated March 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetroHunter Energy Corporation

By:	/s/ David Brody

Vice President and General Counsel

Dated: March 22, 2007

Exhibit Index

Exhibit 2.1	Partial Assignment of Contract and Guarantee between PetroHunter Energy Corporation, PetroHunter Operating Company and MAB Resources LLC, dated March 21, 2007.

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